UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2016 (November 7, 2016)

Date of Report (Date of earliest event reported)

SQL TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

FLORIDA	333-197821	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 North Point Parkway Suite 154 Alpharetta, GA	30022
(Address of principal executive offices)	(Zip Code)

(770) 754-4711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, SQL Technologies Corp.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

The Appointment of Mark J. Wells as President

On November 7, 2016, the Company’s Board of Directors approved the hiring of Mark J. Wells as the Company’s President, pursuant to the terms and conditions of an Executive Employment Agreement, dated effective August 17, 2016, between Mr. Wells and the Company (the “Wells Agreement”). To accommodate Mr. Wells’ hiring, John P. Campi withdrew from his position as the Company’s President, effective upon Mr. Well’s appointment, and will continue in his position as the Company’s Chief Executive Officer. Simultaneous to Mr. Wells hiring, Mr. Wells purchased 150,000 shares of the Company’s common stock for $2.70 per share, at an aggregate price of $405,000, along with options expiring on January 1, 2022 to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $3.00 per share.

The business experience of Mr. Wells is set forth below:

Mark J. Wells -  Mr. Wells has held various senior leadership positions within the General Electric Company.  From December 2007 to June 2011, Mr. Wells was the General Manager of Consumer Lighting.  From October 2005 to January 2007, Mr. Wells was the President and Chief Executive Officer for GE Consumer & Industrial for Greater China.  Following his MBA studies, from October 2002 to October 2005, Mr. Wells served as Regional Manager for GE Consumer & Industrial’s Southeast Region.  Since 2011, Mr. Wells served as the Executive Vice President and General Manager of Independence Medical and Home Healthcare Solutions, now a part of Cardinal Health. In sum, Mr. Wells has over fourteen years of experience in finance, sales and general management with GE.  Mr. Wells received his MBA from Case Western Reserve University.  Our Board of Directors believes Mr. Wells’ qualifications to serve as our President include his extensive industry experience, executive and advisory experience and his expertise in strategic planning.

The Wells Agreement provides that Mr. Wells will serve for an initial term of three years (the “Initial Term”), which may be renewed by the mutual agreement of Mr. Wells and the Company. Subject to other customary terms and conditions of such agreements, the Wells Agreement provides that Mr. Wells will receive a base salary of $250,000 per year, which may be adjusted each year at the discretion of the Company’s Board of Directors, and 1,025,000 shares of the Company’s common stock, which shall vest on January 1, 2019 (the “Compensation Shares”). As further consideration, the Wells Agreement includes a sign-on bonus of 120,000 shares of the Company’s common stock, with shall vest in its entirety to Mr. Wells on January 1, 2018 (the “Sign-on Shares”). The Wells Agreement also includes incentive compensation equal to one quarter of one percent of the Company’s net revenue paid in cash on an annual basis.

Pursuant to the Wells Agreement, if terminated without cause during the Initial Term, the Company shall pay to Mr. Wells (a) an amount calculated by multiplying the monthly salary, at the time of such termination, times the number of months remaining in the Initial Term, and (b) all unpaid incentive compensation then in effect. In addition, the Sign-on Shares shall immediately vest, and the Compensation Shares shall vest on a pro rata basis based on the number of days served under the Wells Agreement and the number of days in the vesting period. For any other termination during the Initial Term, Mr. Wells shall receive payment of salary, at the then current rate, and all due but unpaid incentive compensation through the date termination is effective.

Mr. Wells has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no family relationships required to be disclosed pursuant to Item 404(d) of Regulation S-K, and the Company has not entered into or adopted a material compensatory plan to which its principal executive officers participate or are a party.

John P. Campi’s Executive Employment Agreement

In connection with Mr. Wells’ appointment as President of the Company, John P. Campi withdrew from his position as the Company’s President effective upon Mr. Well’s appointment, and will continue in his position as the Company’s Chief Executive Officer.

On November 7, 2016, the Company’s Board of Directors approved the terms and conditions of an Executive Employment Agreement, dated effective September 1, 2016, between John P. Campi and the Company (the “CEO Agreement”), which supersedes and replaces the Executive Employment between the Company and Mr. Campi dated November 21, 2014.

The CEO Agreement provides that Mr. Campi will serve for an initial term of one year (the “Initial CEO Term”), which may be renewed by the mutual agreement of Mr. Campi and the Company. Subject to other customary terms and conditions of such agreements, the CEO Agreement provides that Mr. Campi will receive a base salary of $150,000 per year. As further consideration, the CEO Agreement includes a sign-on bonus of 120,000 shares of the Company’s common stock, which shall vest in its entirety on December 31, 2017 (the “CEO Sign-on Shares”). The CEO Agreement also includes incentive compensation equal to (a) one quarter of one percent of the Company’s gross revenue and three percent of the Company’s annual net income paid in cash on an annual basis, and (b) five-year options to purchase shares of the Company’s common stock in an amount equal to to one half of one percent of the Company’s quarterly net income, the exercise price of which will be determined at the time such options are granted.

Pursuant to the CEO Agreement, if terminated without cause during the Initial CEO Term, the Company shall pay to Mr. Campi (a) an amount calculated by multiplying the monthly salary, at the time of such termination, times the number of months remaining in the Initial CEO Term, and (b) all unpaid incentive compensation then in effect on a pro rata basis. In addition, the CEO Sign-on Shares shall immediately vest. For any other termination during the Initial CEO Term, Mr. Campi shall receive an amount calculated by multiplying fifty percent of the monthly salary, in effect at the time of such termination, times the number of months remaining in the Initial CEO Term, and shall not be entitled to incentive compensation payments then in effect, prorated or otherwise.

Mr. Campi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no family relationships required to be disclosed pursuant to Item 404(d) of Regulation S-K, and the Company has not entered into or adopted a material compensatory plan to which its principal executive officers participate or are a party.

The Appointment of Rani Kohen as Executive Chairman

On November 7, 2016, the Company’s Board of Directors approved the appointment of Rani Kohen, the Company’s Chairman of the Board, as the Company’s Executive Chairman of the Board, pursuant to the terms and conditions of a Chairman Agreement, dated effective September 1, 2016, between Mr. Kohen and the Company (the “Chairman’s Agreement”) which supersedes and replaces the Consulting Agreement between the Company and Mr. Kohen dated November 25, 2013.

The Chairman’s Agreement provides that Mr. Kohen will serve for an initial term of three years (the “Initial Chairman’s Term”), which may be renewed by the mutual agreement of Mr. Kohen and the Company. Subject to other customary terms and conditions of such agreements, the Chairman’s Agreement provides that Mr. Kohen will receive a base salary of $250,000 per year, which may be adjusted each year at the discretion of the Company’s Board of Directors, and stock compensation equal to 340,000 shares of the Company’s common stock per year, which shall vest on January 1 of the following year (the “Chairman Compensation Shares”). As further consideration, the Chairman’s Agreement includes (a) a sign-on bonus of 120,000 shares of the Company’s common stock, with shall vest in its entirety on January 1, 2020 (the “Chairman Sign-on Shares”), (b) supplemental bonus compensation of stock options to purchase up to 1,500,000 shares of the Company’s common stock at an exercise price ranging between $3.00 and $5.00 per share, determined based on the achievement of specified market capitalizations of the Company, and (c) incentive compensation equal to one half of one percent of the Company’s gross revenue paid in cash, stock or options on an annual basis.

Pursuant to the Chairman’s Agreement, if terminated without cause during the Initial Chairman’s Term, the Company shall pay to Mr. Kohen (a) an amount calculated by multiplying the monthly salary, at the time of such termination, times the number of months remaining in the Initial Chairman’s Term, and (b) all unpaid incentive compensation then in effect. In addition, the Chairman Sign-on Shares shall immediately vest, and the Chairman Compensation Shares shall vest on a pro rata basis based on the number of days served under the Chairman’s Agreement and the number of days from the beginning of the Initial Chairman’s Term through August 31, 2019. For any other termination during the Initial Chairman’s Term, Mr. Kohen shall receive payment, at the then current rate, through the date termination is effective.

Mr. Kohen has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no family relationships required to be disclosed pursuant to Item 404(d) of Regulation S-K, and the Company has not entered into or adopted a material compensatory plan to which its principal executive officers participate or are a party.

The foregoing summaries of the Wells Agreement, CEO Agreement and Chairman’s Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Wells Agreement, CEO Agreement and Chairman’s Employment Agreement, filed hereto as Exhibits 10.1, 10.2 and 10.3 respectively, and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1        Executive Employment Agreement, dated August 17, 2016 between the Company and Mark J. Wells.

10.2        Executive Employment Agreement, dated September 1, 2016 between the Company and John P. Campi.

10.3        Chairman’s Agreement, dated September 1, 2016 between the Company and Rani Kohen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 SQL TECHNOLOGIES CORP.

Date: November 8, 2016

By: /s/ John P. Campi

John P. Campi

Chief Executive Officer